Exhibit 15

August 4, 2015

Securities and Exchange Commission
100 F. Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 4, 2015 on our review of interim financial information of Unit Corporation for the three and six month periods ended June 30, 2015 and 2014 and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2015 is incorporated by reference in its Registration Statements on Form S-3 (File No. 333-202956) and Form S-8 (File No.'s 33-19652, 33-44103, 33-49724, 33-64323, 33-53542, 333-38166, 333-39584, 333-135194, 333-137857, 333-166605, 333-181922, and 333-205033).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Tulsa, Oklahoma